SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 29, 2009, by and among PETROLEUM DEVELOPMENT CORPORATION (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of November 4, 2005 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower and the Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and the Administrative Agent and the Lenders (or at least the required percentage thereof) have agreed to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Additional Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in appropriate alphabetical order:

“Marcellus Joint Venture” means that certain joint venture between Marcellus JV PDC Partner and Marcellus JV Investor Partner pursuant to which the Borrower intends to contribute the Marcellus Properties to PDC Mountaineer in accordance with and as contemplated by the Marcellus JV Contribution Agreement, the Marcellus JV Services Agreement and the other Marcellus JV Documents.

“Marcellus JV Catch-Up Period” has the meaning given to the term “Catch-Up Period” in the PDC Mountaineer LLC Agreement.

“Marcellus JV Contribution Agreement” means that certain Contribution Agreement dated as of October 29, 2009 by and between the Borrower and PDC Mountaineer relating to the Marcellus Joint Venture.

“Marcellus JV Contribution Date” means the date the contribution of the Marcellus Properties to PDC Mountaineer is consummated in accordance with the Marcellus JV Documents.

“Marcellus JV Documents” means the Marcellus JV Services Agreement, the Marcellus JV Contribution Agreement, the PDC Mountaineer LLC Agreement and any other documents, agreements and instruments (including side letter agreements) governing the Marcellus Joint Venture, in each case, as the same may be amended, restated, modified or supplemented from to time to time to the extent permitted hereunder.

“Marcellus JV Investor Partner” means an entity organized under the laws of the United States, any state thereof or the District of Columbia that is not affiliated with the Borrower and owns Equity Interests in PDC Mountaineer, as identified by the Borrower to the Administrative Agent prior to the contribution of the Marcellus Properties to PDC Mountaineer.

“Marcellus JV PDC Partner” means the Borrower or, if the Borrower shall have transferred its Equity Interests in PDC Mountaineer to one of its wholly-owned Restricted Subsidiaries in accordance with the PDC Mountaineer LLC Agreement, such wholly-owned Restricted Subsidiary.

“Marcellus JV Services Agreement” means that certain Transition, Administrative and Marketing Services Agreement dated as of October 29, 2009 among the Borrower, Riley Natural Gas Company, PDC Eastern, PDC Mountaineer, PDC Mountaineer Operating, LLC and Marcellus JV Investor Partner relating to the Marcellus Joint Venture.

“Marcellus JV Withdrawal” means any “Special PDC Withdrawal” under and as defined in the PDC Mountaineer LLC Agreement.

“Marcellus Properties” means the Oil and Gas Interests of the Borrower and PA PDC, LLC that are located in Pennsylvania or West Virginia and contributed to PDC Mountaineer (whether directly or through the contribution of the Equity Interests in PA PDC, LLC) pursuant to the Marcellus JV Contribution Agreement in connection with the Marcellus Joint Venture.

“PDC Eastern” means PDC Eastern Operations Company, LLC, a Delaware limited liability company.

“PDC Mountaineer” means PDC Mountaineer, LLC, a Delaware limited liability company.

“PDC Mountaineer LLC Agreement” means that certain Limited Liability Company Agreement of PDC Mountaineer dated as of October 29, 2009.

“Seventh Amendment Effective Date” means October 29, 2009.

1.2 Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

“Consolidated EBITDAX” means, with respect to the Borrower and its Restricted Subsidiaries for any period, Consolidated Net Income for such period; plus without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued; (b) Consolidated Net Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Swap Agreement resulting from the requirements of FASB Statement 133 for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; and (g) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); minus, to the extent included in the calculation of Consolidated Net Income, (h) the sum of (i) any non-cash gains on any Swap Agreements resulting from the requirements of FASB Statement 133 for that period; (ii) extraordinary or non-recurring gains (including the Marcellus JV Withdrawal); and (iii) gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business); provided that, with respect to the determination of Borrower’s compliance with the leverage ratio set forth in Section 7.11(b) for any period, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis and consistent with GAAP, to any Acquisitions or Dispositions made during such period as if such Acquisition or Disposition, as the case may be, was made at the beginning of such period.

“Consolidated Funded Indebtedness” means, as of any date, without duplication, Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clauses (a), (b), (c), (d), (e), (f), (g) or (h) of the definition of Indebtedness.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, as applicable, (b) the undistributed earnings of any Restricted Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or by any law applicable to such Restricted Subsidiary and (c) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Restricted Subsidiaries during such period.

“Sponsored Partnership” means any partnership or limited liability company meeting each of the following requirements: (a) a Credit Party is the sole general partner of such partnership or the sole manager of such limited liability company, as the case may be, (b) such partnership or limited liability company is organized pursuant to a partnership or operating agreement reasonably satisfactory to the Administrative Agent and the Required Lenders and  otherwise acceptable to the Administrative Agent in its sole discretion, (c) such partnership or limited liability company is primarily involved in oil and gas exploration, development, acquisition or production, and owns no other material assets other than Oil and Gas Interests, (d) such partnership or limited liability company is not an obligor, as a borrower, a guarantor or otherwise, on any Indebtedness other than Indebtedness such partnership or limited liability company is permitted to incur under this Agreement and (e) a Credit Party is the operator of the Oil and Gas Interests owned by such partnership or limited liability company.  For the avoidance of doubt, PDC Mountaineer is not a Sponsored Partnership.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership (other than a Sponsored Partnership), more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower, other than the Sponsored Partnerships.  Notwithstanding the foregoing, it is understood and agreed that, for so long as the Borrower and its Restricted Subsidiaries own less than 100% of the Equity Interests in PDC Mountaineer, neither PDC Mountaineer nor any Subsidiary of PDC Mountaineer shall be a Subsidiary of the Borrower for purposes of this Agreement and the other Loan Documents.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the  Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries (i) is a Material Domestic Subsidiary owning Oil and Gas Interests included in the Borrowing Base Properties, (ii) is the operator, by contract or otherwise, of any Oil and Gas Interests included in the Borrowing Base Properties or (iii) guarantees any indebtedness, liabilities, or other obligations under any now existing or hereafter outstanding Senior Notes.

1.3 Amendment to Definition.  The definition of “Permitted Encumbrances” in Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following new clauses (k) and (l) at the end thereof immediately prior to the proviso contained therein:

(k)  rights of PDC Mountaineer to acquire Oil and Gas Interests located in the AMI (as defined in the Marcellus JV Documents) acquired by the Borrower or any of its Restricted Subsidiaries pursuant to the terms of the Marcellus JV Documents; and

(l) (i) the obligation of the Borrower to transfer all of the Equity Interests in PDC Eastern to a third party purchaser pursuant to the PDC Mountaineer LLC Agreement as in effect on the Seventh Amendment Effective Date and (ii)  the right of PDC Mountaineer to purchase all of the Equity Interests in PDC Eastern pursuant to the PDC Mountaineer LLC Agreement as in effect on the Seventh Amendment Effective Date;

1.4 Borrowing Base Reduction Upon Contribution of Marcellus Properties.  The following shall be and it hereby is added to the Credit Agreement as Section 3.08:

Section 3.08.  Borrowing Base Reduction Upon Contribution of the Marcellus Properties.  Effective upon the Marcellus JV Contribution Date, the Marcellus Properties shall cease to be Borrowing Base Properties and the Borrowing Base then in effect shall be reduced by $45,000,000.  To the extent any Borrowing Base Deficiency occurs as a result of such reduction in the Borrowing Base pursuant to this Section 3.08, the Borrower shall, within two Business Days of the Marcellus JV Contribution Date, prepay the Borrowings in an amount sufficient to eliminate such Borrowing Base Deficiency.

1.5 Oil and Gas Interests.  Section 4.15 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 4.15.  Oil and Gas Interests.  Each Credit Party has good and defensible title to all proved reserves included in the Direct Interests (for purposes of this Section 4.15, “proved Direct Interests”) described in the most recent Reserve Report provided to the Administrative Agent (other than such proved reserves that have been subsequently disposed of in compliance with this Agreement), free and clear of all Liens except Liens permitted pursuant to Section 7.02.  Each Sponsored Partnership has good and defensible title to all proved reserves included in the Attributed Interests (for purposes of this Section 4.15, “proved Attributed Interests”) described in the most recent Reserve Report provided to the Administrative Agent (other than such proved reserves that have been subsequently disposed of in compliance with this Agreement), free and clear of all Liens except Liens permitted pursuant to Section 7.02.  All such proved Oil and Gas Interests are valid, subsisting, and in full force and effect in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid except for such rentals, royalties and other amounts that are amounts being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Restricted Subsidiary or Sponsored Partnership has set aside on its books adequate reserves.  Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s proved Direct Interests, or any Sponsored Partnership’s proved Attributed Interests, such Credit Party’s share and such Sponsored Partnership’s share, as the case may be, of (a) the costs for each proved Oil and Gas Interest described in the Reserve Report (other than for such proved Oil and Gas Interests that have been subsequently disposed of in compliance with this Agreement) is not materially greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (b) production from, allocated to, or attributed to each such proved Oil and Gas Interest is not materially less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.  The wells drilled in respect of proved producing Oil and Gas Interests described in the Reserve Report (other than wells drilled in respect of such proved producing Oil and Gas Interests that have been subsequently disposed of in compliance with this Agreement) (1) are capable of, and are presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Credit Party or Sponsored Partnership that owns such proved producing Oil and Gas Interests is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (2) have been drilled, bottomed, completed, and operated in compliance with all applicable laws, in the case of clauses (1) and (2), except where any failure to satisfy clause (1) or to comply with clause (2) would not have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any material penalty in production by reason of such well having produced in excess of its allowable production.

1.6 Use of Proceeds.  Section 6.08 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 6.08.  Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions, (b) make purchases of outstanding Equity Interests in Sponsored Partnerships to the extent permitted under Section 7.04(b), (c) make investments in the Equity Interests of PDC Mountaineer to the extent permitted under Section 7.04(k), (d) make investments consisting of loans to Marcellus JV Investor Partner to the extent permitted under Section 7.04(l) and (e) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Interests.  No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U issued by the Federal Reserve Board).  Letters of Credit will be issued only to support general corporate purposes of the Borrower and the Restricted Subsidiaries.

1.7 Security.  The phrase “Fifth Amendment Effective Date” in Section 6.09 of the Credit Agreement shall be and it hereby is replaced with the phrase “Seventh Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion)”.

1.8 Indebtedness to Marcellus JV Investor Partner.  The “and” at the end of clause (j) of Section 7.01 of the Credit Agreement is hereby deleted, the “.” at the end of clause (k) of Section 7.01 of the Credit Agreement is hereby replaced with “; and”, and the following shall be and it hereby is added to the Credit Agreement as clause (l) of Section 7.01:

(l)  Indebtedness of Marcellus JV PDC Partner to Marcellus JV Investor Partner for the unfunded portion of any capital contribution Marcellus JV PDC Partner is required to make to PDC Mountaineer in accordance with the Marcellus JV Documents; provided that (i) the aggregate principal amount of such Indebtedness shall not exceed $40,000,000 at any time outstanding, (ii) on each date such Indebtedness is incurred, the Borrower is in compliance with the financial covenants set forth in Section 7.11 as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness as if such Indebtedness had been incurred on the first day of such fiscal quarter, and (iii) Aggregate Revolving Commitment Usage is less than eighty percent (80%) on each date such Indebtedness is incurred.

1.9 Liens on Equity Interests of PDC Mountaineer.  The “and” at the end of clause (e) of Section 7.02 of the Credit Agreement is hereby deleted, the “.” at the end of clause (f) of Section 7.02 of the Credit Agreement is hereby replaced with “; and”, and the following shall be and it hereby is added to the Credit Agreement as clause (g) of Section 7.02:

(g)  Liens in favor of Marcellus JV Investor Partner on the Equity Interests of PDC Mountaineer owned by Marcellus JV PDC Partner; provided that (i) the only Indebtedness secured by such Liens is the Indebtedness permitted by clause (l) of Section 7.01, (ii) the only property or assets of the Borrower or any Restricted Subsidiary encumbered by such Liens are such Equity Interests and the proceeds thereof and (iii) except for the Liens permitted by this Section 7.02(g), no other Liens encumber such Equity Interests or the proceeds thereof.

1.10 Contribution of Marcellus Properties.  The “and” at the end of clause (vi) of Section 7.03(a) of the Credit Agreement is hereby replaced with a comma, and the following shall be and it hereby is added to the end of clause (vii) of Section 7.03(a) of the Credit Agreement immediately prior to the period at the end thereof:

, and (viii) on the Marcellus JV Contribution Date the Borrower and the Restricted Subsidiaries may contribute, transfer or assign the Marcellus Properties and the Equity Interests of PA PDC, LLC to PDC Mountaineer in accordance with the Marcellus JV Contribution Agreement so long as the Borrower complies with the provisions of Section 3.08 in connection with such contribution, transfer or assignment.

1.11 Investments in PDC Mountaineer.  The “and” at the end of clause (i) of Section 7.04 of the Credit Agreement is hereby deleted, the “.” at the end of clause (j) of Section 7.04 of the Credit Agreement is hereby replaced with “;”, and the following shall be and it hereby is added to the Credit Agreement as clauses (k) and (l) of Section 7.04:

(k)  (i) the investment made by the Borrower in the Equity Interests of PDC Mountaineer in exchange for the Borrower’s contribution of the Marcellus Properties pursuant to the Marcellus JV Contribution Agreement and (ii) so long as no Default shall have occurred and be continuing or would be caused thereby, (A) additional cash equity investments by the Borrower in the Equity Interests of PDC Mountaineer at any time during the Marcellus JV Catch-Up Period not to exceed $40,000,000, and (B) additional cash equity investments by the Borrower in the Equity Interests of PDC Mountaineer at any time after the end of the Marcellus JV Catch-Up Period; provided that, with respect to each such cash equity investment made pursuant to this clause (B), (1) the Borrower is in compliance with the financial covenants set forth in Section 7.11 as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis after giving effect to such investment as if such investment had been made on the first day of such fiscal quarter and (2) both immediately before and immediately after giving effect to such investment, Aggregate Revolving Commitment Usage is less than eighty percent (80%); and

(l)  investments consisting of loans to Marcellus JV Investor Partner for the unfunded portion of any capital contribution Marcellus JV Investor Partner is required to make to PDC Mountaineer in accordance with the Marcellus JV Documents; provided that (i) no Default shall have occurred and be continuing or would be caused thereby, (ii) the aggregate principal amount of such loans shall not exceed $40,000,000 at any time outstanding, (iii) on the date each such loan is made, the Borrower shall be in compliance with the financial covenants set forth in Section 7.11 as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis after giving effect to such loan as if such loan had been made on the first day of such fiscal quarter, and (iv) both immediately before and immediately after giving effect to each such loan, Aggregate Revolving Commitment Usage is less than eighty percent (80%).

1.12 Swap Agreements.  The following shall be and it hereby is added to the end of Section 7.05 of the Credit Agreement:

Notwithstanding anything to the contrary in this Section 7.05, promptly after the Marcellus JV Contribution Date and in any event no later than January 15, 2010, the Borrower shall (1) sell, cancel, terminate, novate or otherwise unwind hedge transactions (each a “Hedge Adjustment”) to the extent necessary to cause the aggregate notional volume of Hydrocarbons under all Swap Agreements of the Credit Parties then in effect to be no greater than the percentages of forecasted production from proved producing reserves permitted pursuant to this Section 7.05 as if a Credit Party was entering into a new transaction under a Swap Agreement as of the date of such contribution and (2) apply the net proceeds received as a result of each Hedge Adjustment to prepay the Loans.

1.13 Transactions with Affiliates.  Section 7.07 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.07.  Transactions with Affiliates.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including any Sponsored Partnership), except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate (including any Sponsored Partnership), (c) transactions described on Schedule 7.07, (d) any Restricted Payment permitted by Section 7.06, (e) investments permitted by Section 7.04 and (f) on and after the Marcellus JV Contribution Date, transactions with PDC Mountaineer entered into in connection with the Marcellus Joint Venture.

1.14 Marcellus JV Documents.  The following shall be and it hereby is added to the Credit Agreement as Section 7.14:

Section 7.14.  Marcellus JV Documents.  Without the Administrative Agent’s prior written consent, the Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or permit any supplement, modification or amendment of, or waive any right or obligation of any Person under, any Marcellus JV Document on or after the Marcellus JV Contribution Date if the effect thereof would be materially adverse to the Administrative Agent and/or any Lender or would change the definition of “AMI”, “Special PDC Withdrawal” or “Catch-Up Period”.

SECTION 2. Unrestricted Subsidiary.  The parties hereto acknowledge that PDC Eastern Operations Company, LLC, a Delaware limited liability company (“PDC Eastern”) has been designated as an Unrestricted Subsidiary as of the date hereof and that PDC Eastern shall remain an Unrestricted Subsidiary unless it ceases to qualify as an Unrestricted Subsidiary in accordance with the definition thereof.

SECTION 3. Release of PA PDC, LLC.  On the date (the “Marcellus JV Contribution Date”) that the Equity Interests of PA PDC, LLC are contributed to PDC Mountaineer LLC, a Delaware limited liability company (“PDC Mountaineer”) in accordance with that certain Contribution Agreement dated as of October 29, 2009 between Borrower and PDC Mountaineer (the “Marcellus JV Contribution Agreement”) and provided such date occurs on or before November 29, 2009, the Lenders hereby authorize the Administrative Agent, on the Marcellus JV Contribution Date, to (a) release PA PDC, LLC from its obligations as a Guarantor under the Credit Agreement and release all of the Liens on the Equity Interests of, and all assets, including the Borrowing Base Properties owned by, PA PDC, LLC that secure the Obligations and (b) amend the Security Agreement as necessary to exclude from the Collateral the Equity Interests of PDC Mountaineer and the Equity Interests of PDC Eastern.

SECTION 4. Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment shall each be effective upon the satisfaction of each of the conditions set forth in this Section 4.

4.1 Execution and Delivery.  Each Credit Party, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

4.2 No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

4.3 Authorization and Good Standing.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and any other legal matters relating to the Credit Parties or this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

4.4 Governmental Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated by the Credit Agreement, as amended to date, and by this Amendment and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

4.5 Marcellus JV Documents.  The Administrative Agent shall have received all of the agreements, instruments and documents relating to the formation of the joint venture between Borrower and any other holder of Equity Interests of PDC Mountaineer, including the Limited Liability Company Agreement of PDC Mountaineer, the Marcellus JV Contribution Agreement and the Transition, Administrative and Marketing Services Agreement dated as of the date hereof, among the Borrower, Riley Natural Gas Company, PDC Mountaineer and the other parties thereto, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

4.6 Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 5. Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

5.1 Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments contained herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date).

5.2 Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party.

5.3 Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.4 No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.5 Marcellus Joint Venture Permitted Under Indenture.  The consummation of the Marcellus Joint Venture and the contribution by the Borrower of the Marcellus Properties to PDC Mountaineer are not prohibited under either the Indenture or the Senior Notes outstanding on the date hereof.

SECTION 6. Miscellaneous.

6.1 Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

6.2 Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3 Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.4 Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

6.5 Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

6.6 Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7 Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

[Remainder of Page Intentionally Blank.  Signature Pages Follow.]

Seventh Amendment to

Amended and Restated Credit Agreement

65328825.8

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

PETROLEUM DEVELOPMENT CORPORATION

By: /s/ Gysle R. Shellum
Name: Gysle R. Shellum
Title:   Chief Financial Officer

GUARANTORS:

RILEY NATURAL GAS COMPANY

By: /s/ Darwin L. Stump

Name: Darwin L. Stump

Title:   Treasurer

UNIOIL

By: /s/ Darwin L. Stump

Name: Darwin L. Stump

Title:   Secretary and Treasurer

PA PDC, LLC

By: /s/ Darwin L. Stump
Name: Darwin L. Stump
Title:   Treasurer

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent and as a Lender

By:        /s/ Jo Linda Papadakis
Name: Jo Linda Papadakis
Title:   Vice President

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

BNP PARIBAS,

as a Lender and as Syndication Agent

By:        /s/ Betsy Jocher
Name: Betsy Jocher
Title:   Director

By:        /s/ Polly Schott
Name: Polly Schott
Title:   Director

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

BANK OF AMERICA, N.A., as a Lender

and as a Co-Documentation Agent

By:        /s/ Stephen J. Hoffman
Name: Stephen J. Hoffman
Title:   Managing Director

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

CALYON NEW YORK BRANCH,

as a Lender and as a Co-Documentation Agent

By: /s/ Mark A. Roche

Name: Mark A. Roche

Title:   Managing Director

By: /s/ Michael D. Willis

Name: Michael D. Willis

Title:   Managing Director

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

BANK OF MONTREAL, as a Lender

and as a Co-Documentation Agent

By: /s/ Gumaro Tijerina

Name: Gumaro Tijerina

Title:   Director

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

WACHOVIA BANK, N.A., as a Lender

By:        /s/ Suzanne F. Ridenhour
Name: Suzanne F. Ridenhour
Title:   Senior Portfolio Manager

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

COMPASS BANK as successor in interest to GUARANTY BANK, FSB, as a Lender

By:        /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title:   Senior Vice President

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:        /s/ John Preece
Name: John Preece
Title:   Senior Vice President

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

BANK OF OKLAHOMA, as a Lender

By:        /s/ Wes Webb
Name: Wes Webb
Title:   Senior Vice President

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

COMPASS BANK,

as a Lender

By: /s/ Kathleen J. Bowen

Name: Kathleen J. Bowen

Title:   Senior Vice President

Seventh Amendment to
Amended and Restated Credit Agreement
65328825
Signature Page

THE BANK OF NOVA SCOTIA,

as a Lender

By: /s/ Keith Buchanan

Name: Keith Buchanan

Title:   Managing Director

Seventh Amendment to
Amended and Restated Credit Agreement
65328825

Signature Page